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                                                                   EXHIBIT 10.15


                   PREFERENTIAL RIGHT TO TRANSPORT AGREEMENT

                 This Preferential Right to Transport Agreement (this "Agreement") is entered into and effective this 30th day of May, 1997 ("Effective Date"), between Bayard Drilling Technologies, Inc., a Delaware corporation ("the Company"), and Geronimo Trucking Company, an Oklahoma corporation ("Geronimo").

                 1. Agreement to Utilize Trucks. The Company agrees to and does hereby grant Geronimo the preferential right to perform trucking services contracted for by the Company relative to the movement of the rigs acquired by the Company pursuant to the terms of that certain Unit Purchase Agreement, of even date herewith, between Ward Drilling Company, Inc. and the Company (the "Acquired Rigs"). The Company agrees to use the services of Geronimo at rates which are competitive in the area. The Company agrees to solicit bids from Geronimo for the movement of all the rigs which it owns. Provided, however, in the event that the Company receives a bona fide written offer to move its rigs from another rig moving company which is better than Geronimo' offer and which the Company is willing to accept, it agrees to immediately (a) forward to Geronimo the written offer from the third party setting forth the terms and provisions of such offer and (b) forward to Geronimo, at the same time as the writing required in (a) above is sent, copies of all information supplied by and between the Company and such third party. The information and materials addressed in (a) and (b) above shall hereinafter collectively be referred to as the "Notification". Upon Geronimo's receipt of the Notification, Geronimo shall then have an optional prior right, for a period of 24 hours thereafter, to (i) match the offer and move the rigs on the same terms and conditions as offered by such third party or (ii) make a better offer than the offer submitted by such third party. The Company agrees that it will be a violation of this Agreement if it intentionally arranges for another party to contract for such trucking services, other than the current shareholders of the Company as of the date hereof, in order to avoid the provisions of this Agreement.

                 2. Agreement to Provide Trucks. Geronimo agrees to and does hereby grant the Company the preferential right to engage Geronimo's trucking services relative to the movement of the Company's Rigs. Geronimo agrees to make its trucking services available to the Company at rates which are competitive in the area. Geronimo agrees to tender a competitive bid whenever the Company solicits bids from Geronimo for the movement of any of the Company's Rigs.

                 3. Duration of Agreement. This Agreement shall be binding for the three-year period beginning on the Effective Date of this Agreement.

                 4. Termination of Agreement. This Agreement may be terminated prior to its expiration only upon the written agreement of the Company and Geronimo.
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                 5.       Assignment.  The rights and duties of either party
hereunder shall not be assigned without the prior written consent of the other party; provided, that the Company may assign such rights and duties to any person or entity affiliated with the Company without such consent.

                 6. Equitable Relief. The parties hereto acknowledge and agree that in the event of the violation of the provisions of this Agreement, neither party could be fully or adequately compensated by money damages and that, in addition to any other relief to which either is entitled, such party shall be entitled to temporary or permanent equitable relief.

                 7. Modification; Waiver. No termination, cancellation, modification, amendment, deletion, addition, or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence or event on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence or event on any other occasion.

                 8. Binding on Successors. Except as otherwise provided herein, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                 9. Notices. All notices or deliveries required or desired to be given hereunder shall be in writing and shall be delivered in person or by registered or certified United States mail, first-class postage prepaid, return receipt requested or by wire, telegram or telex and addressed to the parties at their respective addresses set forth below, unless by such notice a different address shall have been designated. All notices sent by mail as aforesaid shall be deemed delivered five business days after deposit in the mail. All notices sent by wire, telegram or telex as aforesaid shall be deemed delivered one business day after being sent. All other notices shall be deemed delivered when actually received.

                          Company: Bayard Drilling Technologies, Inc. 4005 N.W. Expressway, Suite 400E
                                        P. O. Box 268867
                                        Oklahoma City, OK 73126-8867
                                        Attn: James E. Brown, President

                          Geronimo:     Geronimo Trucking Company
                                        502 South Fillmore
                                        P.O. Box 1187
                                        Enid, Oklahoma 73702
                                        Attn: President

                 10. Enforcement Costs. The court costs and attorneys' fees incurred by either party in a successful prosecution or defense of any legal or equitable proceedings to construe this





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Agreement or enforce any right or obligation arising from it shall become an obligation due and payable from the other party; and each such obligation shall bear interest from the date of its accrual at the rate of 10% per annum.

                 11. Headings. The headings and titles to the sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

                 12. Entire Agreement. This Agreement supersedes all other agreements, oral or written, heretofore made with respect to the subject matter hereof and the transactions contemplated hereby, and contains the entire agreement of the parties.

                 13. Severability. Any provision hereof prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall, as to such jurisdiction, be ineffective, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force, provided that the purpose of the Agreement can be effected. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, in order that this Agreement may be deemed to be a valid, binding and enforceable Agreement.

                 14. Governing Law. All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of Oklahoma.

                 15. Counterparts. This Agreement may be executed in multiple identical counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.





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                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        GERONIMO TRUCKING COMPANY



                                        By: /s/ LARRY CURRIER
                                           -------------------------------------
                                        Name: Larry Currier
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------



                                        BAYARD DRILLING TECHNOLOGIES, INC.



                                        By: /s/ JAMES E. BROWN
                                           -------------------------------------
                                            James E. Brown
                                            President